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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


           We consent to the incorporation by reference in the registration statements of Transition Systems, Inc. on Forms S-8 (File No. 333-10411 and
File No. 333-10413) of our report dated November 15, 1996, on our audit of the consolidated financial statements of Transition Systems, Inc. as of September 30, 1996 and 1995, and for the years ended September 30, 1996 and 1995, and September 24, 1994, which report is included in this Annual Report on Form 10-K.







Boston, Massachusetts                 COOPERS & LYBRAND L.L.P.
December 18, 1996